Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of ArcelorMittal:

1.Registration Statement (Form F-3 No. 333-256031), and
2.Registration Statements (Form S-8 Nos. 333-147382, 333-153576, 333-162697, and 333-170117):

of our reports dated February 28, 2024, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of ArcelorMittal and subsidiaries, included in this Annual Report (Form 20-F) of ArcelorMittal for the year ended December 31, 2023.

/s/ Ernst & Young
Société anonyme
Cabinet de révision agréé

Luxembourg, Grand Duchy of Luxembourg
February 28, 2024